Exhibit (h)(viii)

AMENDMENT

To Sub-Transfer Agency and Service Agreement

Between

LM Fund Services, Inc.

And

State Street Bank and Trust Company

This amendment is made as of this 30th day of June 2006 between LM Fund Services, Inc. and State Street Bank and Trust Company. In accordance with Section 13.1 (Amendment) of the Sub-Transfer Agency and Service Agreement between LM Fund Services, Inc. and State Street Bank and Trust Company dated as of April 30, 2002, (the “Agreement”) the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1. Schedule A. The Schedule A attached to the Agreement is replaced and superseded with the Schedule A attached hereto and dated June 30, 2006; and

2. All defined terms and definitions in the Agreement shall be the same in this amendment (the “2006 Amendment”) except as specifically revised by this 2006 Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this 2006 Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the day and year first above written.

LM FUND SERVICES, INC.		STATE STREET BANK AND TRUST COMPANY

By:		By:
Name:	D. Stuart Bowers		Joseph L. Hooley
Title:	President		Executive Vice President

SCHEDULE A

Dated: June 30, 2006

Western Asset U.S. Government Money Market Portfolio

Western Asset Money Market Portfolio

Western Asset Intermediate Bond Portfolio

Western Asset Intermediate Plus Bond Portfolio

Western Asset Core Bond Portfolio

Western Asset Core Plus Bond Portfolio

Western Asset Inflation Indexed Plus Bond Portfolio

Western Asset High Yield Portfolio

Western Asset Non-U.S. Opportunity Bond Portfolio

Western Asset Global Strategic Income Portfolio

Western Asset Enhanced Equity Portfolio

Western Asset Limited Duration Bond Portfolio

Western Asset Absolute Return Portfolio

LM FUND SERVICES, INC.		STATE STREET BANK AND TRUST COMPANY

By:		By:
Name:	D. Stuart Bowers		Joseph L. Hooley
Title:	President		Executive Vice President